REVISED 02/08/99



                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K


        Current Report Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported) October 28, 1998
                                                 ----------------


       GENERAL ENERGY RESOURCES AND TECHNOLOGY CORPORATION
       ---------------------------------------------------
     (Exact Name of registrant as specified in it's charter)




          Michigan               0-10286          38-2266968
----------------------------   ------------   -------------------
(State of other jurisdiction   (Commission    (IRS Employer
       of incorporation)       File Number)   Identification No.)




Registrant's telephone number, including area code: (616)946-1473
                                                    -------------



        401 W. Front Street, Traverse City, Michigan 49684
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     (Former name and address, if changed since last report)

Form 8-K revised 02/08/99
General Energy Resources and Technology Corporation
File Number 0-10286



On October 28, 1998, JL Stephan Co PC was dismissed as independent auditor to General Energy Resources and Technology
Corporation due to the inability of the registrant to meet their requirements with regard to payment.

JL Stephan Co PC's report on financial statements for the past two years did not contain any adverse opinion or a disclaimer of opinion. It was not qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with JL Stephan Co PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

The decision to dismiss JL Stephan Co PC was neither recommended nor not recommended or approved nor not approved by any committee or by the board of directors of the registrant. But, was made due to the inability to meet payment requirements to JL Stephan Co PC.

At such a time as the registrant can afford a certified financial audit, it will re-engage JL Stephan Co PC to perform that service and bring it's financial statements current with audited statements. In the meantime, statements will continue to be available to shareholders and the Securities and Exchange
Commission in unaudited format.

JL Stephan Co PC's response to this Form 8-K is attached as Exhibit A.